UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 27, 2010

GLOBAL GOLD CORPORATION
 (Exact Name of Registrant as Specified in its Charter)

Delaware	02-69494	13-3025550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Identification No.)

45 East Putnam Avenue, Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (203) 422-2300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 27, 2010, Global Gold Corporation (the "Company" or "Global Gold") entered into an agreement with Conventus Ltd. a BVI corporation (“Conventus”) for the sale of 100% interest in the Compania Minera Global Gold Valdivia S.C.M. company (“GGV”) which holds the Pureo mining assets in Chile, as previously described in the Company’s public filings.  The Company will provide Conventus with consulting services and technical assistance for development, production, exploration, and expansion of the GGV mining properties in further consideration of the payment terms below.

Key terms include that Conventus shall pay $5.0 million USD over four years and two months  payable as follows: $250,000 on or before October 31, 2010; $250,000 on or before November 30, 2010; $500,000 at the closing on or before March 31, 2011; $1,000,000 on or before December 31, 2011; $1,000,000 on or before December 31, 2012; $1,000,000 on or before December 31, 2013; and $1,000,000 on or before December 31, 2014 until $5,000,000 in total has been paid.  If the sale does not close, the Company is responsible for repayment of the $500,000 in payments made prior to closing based on terms contingent upon the reason for the closing to not occur.  Payments to the Company will be secured. As of October 27, 2010, Conventus Ltd shall be solely responsible, at its own expense for all expenses and other matters required by contract or law to comply with conditions related to the Pureo property, and in particular with the July 24, 2009 contractual condition to commence production on a commercial basis on the property being transferred to its sole control pursuant to this agreement on or before August 15, 2011(subject to any time taken for permitting purposes).

As additional consideration, if within seven years, Conventus or any of its successors produces 150,000 ounces of gold from the GGV property or property in Chile which the Company assists GGV or Conventus in acquiring, then Conventus shall or shall cause GGV to pay the Company a one-off and once only $2,500,000 bonus within 60 days of achieving such production. The closing of the transaction is subject to a definitive agreement and agreement being reached with Mr. Ian Hague, with respect to his royalty to the satisfaction of Conventus.  The closing date is anticipated to be on or before March 31, 2011, all as more particularly described in Exhibit 10.3 below.

Conventus wired $250,000 on October 29, 2010 to the Company in accordance with the payment terms above.

Item 9.01 Exhibits

Exhibit No. 10.3	Description Material Agreement – October 27, 2010 signed agreement for the sale of Compania Minera Global Gold Valdivia S.C.M. company to Conventus Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GLOBAL GOLD CORPORATION

Dated: November 1, 2010	Global Gold Corporation

By: /s/ Van Z. Krikorian
Name: Van Z. Krikorian Title: Chairman and Chief Executive Officer